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                                                                      EXHIBIT 12

                      CINEMARK USA, INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS TO FIXED CHARGES

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                                                                     YEARS ENDED DECEMBER 31,
                                                         1999                2000               2001
                                                    --------------      --------------      --------------
COMPUTATION OF EARNINGS:

REGISTRANT'S PRETAX INCOME (LOSS) FROM
  CONTINUING OPERATIONS                             $    7,711,789      $  (10,171,364)     $  (18,135,897)
CAPITALIZED INTEREST                                    (3,987,319)           (180,622)            217,288
                                                    --------------      --------------      --------------
TOTAL EARNINGS (LOSS)                               $    3,724,470      $  (10,351,986)     $  (17,918,609)


COMPUTATION OF FIXED CHARGES:


INTEREST EXPENSE                                    $   58,836,739      $   72,977,272      $   68,368,292
CAPITALIZED INTEREST                                     4,312,499             613,614             215,704
AMORTIZATION OF DEBT ISSUE COST & DEBT DISCOUNT          1,030,339           1,059,949           2,562,328
INTEREST FACTOR ON RENT EXPENSE                         29,936,114          36,162,868          38,245,508
                                                    --------------      --------------      --------------


TOTAL FIXED CHARGES                                 $   94,115,691      $  110,813,703      $  109,391,832

TOTAL EARNINGS AND FIXED CHARGES                    $   97,840,161      $  100,461,717      $   91,473,223
                                                    --------------      --------------      --------------

RATIO OF EARNINGS TO FIXED CHARGES                            1.04                  --                  --
                                                    ==============      ==============      ==============




INSUFFICIENT EARNINGS TO COVER FIXED CHARGES                    --      $   10,351,986      $   17,918,609
                                                    ==============      ==============      ==============
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